EXHIBIT 3.1




                        CERTIFICATE OF AMENDMENT TO THE
                       CERTIFICATE OF INCORPORATION OF
                                  CPAC, INC.

              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


     The undersigned being the President and Secretary of CPAC, Inc., do hereby certify and set forth:

     1. The name of the Corporation is CPAC, Inc. The name under which the Corporation was originally formed is Computerized Pollution Abatement Corporation.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on March 27, 1969.

     3. The Certificate of Incorporation is hereby amended to effect an increase in the aggregate number of shares the Corporation has the authority to issue. Article 7 of the Certificate of Incorporation is hereby amended to add an additional ten million (10,000,000) shares of common stock at $.01 par value to the existing ten million (10,000,000) shares of common stock at $.01 par value.
          To effect these changes, Article 7 of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

          "7. The aggregate number of shares which this Corporation shall have authority to issue is twenty million (20,000,000) common shares, $.01 par value."

      4. This amendment to the Certificate of Incorporation was authorized by the unanimous vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all issued and outstanding shares entitled to vote thereon at the Annual Meeting of Shareholders duly called and held on August 7, 1996, a quorum being present.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 11th day of September, 1996 and affirm under penalties of perjury that the foregoing statements are true and complete.

                                          /s/ Thomas N. Hendrickson
                                          ---------------------------------
                                          Thomas N. Hendrickson, President


                                          /s/ Robert Oppenheimer
                                          ---------------------------------
                                          Robert Oppenheimer, Secretary